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                                                               EXHIBIT 23.1

The Board of Directors
Vallen Corporation:



We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG PEAT MARWICK L.L.P.

Houston, Texas
May 16, 1996